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                                                                       EXHIBIT 5

                   [EPSTEIN BECKER & GREEN, P.C. LETTERHEAD]


                               December 18, 1998



VIMRX Pharmaceuticals Inc.
2751 Centerville Road
Suite 210
Wilmington, Delaware  19808

          Re:  Registration Statement on Form S-2
               ----------------------------------

Ladies and Gentlemen:

          We have acted as counsel to VIMRx Pharmaceuticals Inc. (the "Company") in connection with its filing of a Registration Statement on Form S-2 (the "Registration Statement") covering 3,000,000 shares (the "Shares") of the Company's authorized and unissued shares of Common Stock, $.001 par value.

          As such counsel, we have examined originals, or copies certified to our satisfaction, of the corporate records of the Company, agreements and other instruments, certificates of public officials, certificates of officers of the Company and such other documents as we deemed necessary as a basis for the opinion hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified or photostatic copies.

          On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued, delivered and paid for in accordance with the Asset Purchase Agreement dated October 28,. 1998 by and between CellPro Incorporated and Nexell Therapeutics Inc., will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement.


                              Very truly yours,

                              EPSTEIN BECKER & GREEN, P.C.


                              By:  /s/ Lowell S. Lifschultz
                                   ------------------------
                                   Lowell S. Lifschultz